EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (“Agreement”) is made as of December 1, 2011, by and among: (i) Radiant Logistics, Inc., a Delaware corporation (the “Company”); (ii) Caltius Partners IV, LP, a Delaware limited partnership (together with its successors and assigns, “Caltius Partners”); and (iii) Caltius Partners Executive IV, LP, a Delaware limited partnership (together with its successors and assigns, “Caltius Executive” and together with Caltius Partners, the “Investors”).

RECITALS

A.           Pursuant to an Investment Agreement dated as of the date hereof (including all schedules and exhibits thereto, as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”) by and among the Company, the Investors and the Subsidiaries of the Company, the Investors are investing the aggregate sum of $10,000,000 in the Company and its Subsidiaries in return for senior subordinated notes of the Company and its Subsidiaries (the “Notes”) and, in connection therewith, the Company is issuing to the Investors up to 600,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).

B.           The execution and delivery of this Agreement is a condition precedent to the consummation of the Investors’ obligations under the Investment Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1           “Affiliates” means, when used with respect to a specified Person, (a) another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, (b) another Person that directly or indirectly owns Equity Interests representing 5% or more of the total voting power of the voting Equity Interests (on a fully diluted basis) of such Person (whether or not currently exercisable), and (c) any officer, director or management employee of a Person who would be an affiliate pursuant to clause (a) or (b) of this definition.

1.2           “Applicable Law” means any applicable Federal, state, foreign or local law, ordinance, order, decree, regulation, rule or requirement of any governmental authority.

1.3           “Consolidated” means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

1.4           “Equity Interests” of any Person means any and all shares of capital stock, ownership, membership or profit sharing interest (however designated), participation or other equivalents (however designated) of capital stock of such Person (if such Person is a corporation), any and all equivalent ownership interests in such Person (if such Person is other than a corporation), any securities convertible into or exchangeable for any of the foregoing and any and all warrants, options or other rights to purchase any of the foregoing.

1.5           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8           “GAAP” means U.S. generally accepted accounting principles, consistently applied, for the period or periods in question.

1.9           “Person” means any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

1.10           “Registrable Securities” means the Shares, together with any Equity Interests of the Company issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, whether by stock split, recapitalization, merger, consolidation or otherwise, until the registration rights granted by this Agreement with respect to the Shares and such other Equity Interests have terminated in accordance with this Agreement.

1.11           “Requisite Investors” means, as of any date of determination, the holders of at least a majority of the Shares held by all Investors on such date.

1.12           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.13           “SEC” means the U.S. Securities and Exchange Commission or any successor governmental authority.

2.           Put Right.

2.1           The Requisite Investors shall have the right (the “Put Right”) to cause the Company to redeem all of the Shares then held by all Investors (or any other Equity Interests into which such Shares may have been converted or for which such Shares may have been exchanged) as provided in this Section 2.

2.2           The Requisite Investors shall have the right to exercise the Put Right at any time on or after the Put Trigger Date by providing written notice to the Company (the “Put Notice”).  The term “Put Trigger Date” shall mean the earliest of (a) the date on which the Common Stock is no longer listed and registered, quoted or eligible for quotation, as applicable, on one of the following: (i) the NYSE, (ii) the NYSE Amex, (iii) NASDAQ, (iv) OTC Bulletin Board, (v) OTCQX or (vi) OTCQB, (b) 90 days following written notice from the Investors regarding the Company’s failure to timely file all reports required by the Exchange Act if the Company has not cured such failure within such 90-day period, and (c) the Company is unable to register the Shares pursuant to Section 3 and the Company has not cured such inability within 30 days following written notice from the Investors.

2.3           Upon delivery of the Put Notice, the Company and the Requisite Investors shall negotiate in good faith to determine the fair market value of the Shares (the “Fair Market Value”).  If the Company and Investors are unable to agree on the Fair Market Value of the Shares within 15 days after the Company’s receipt of the Put Notice, then the Fair Market Value of the Shares shall be determined as follows.  An investment banking firm of recognized national or regional standing (each, an “Investment Bank”) selected jointly by the Company and the Requisite Investors or, if the Company and the Requisite Investors cannot agree on an Investment Bank within five days after the date either the Company or the Requisite Investors requested that one is selected, each of the Company and the Requisite Investors shall select an Investment Bank and direct such two firms to designate a third Investment Bank within five days after being so directed whose determination of the Fair Market Value of the Shares shall be final and binding on the Company and Investors.  The Investment Bank so agreed to by the Company and the Requisite Investors or the third Investment Bank so selected is hereinafter referred to as the “Arbitrator.”  The Company and the Requisite Investors shall submit their respective valuations and other relevant data to the Arbitrator, and shall use their respective commercially reasonable efforts to cause the Arbitrator to deliver to the Company and the Requisite Investors, as promptly as practicable, and in any event no later than 14 days after its engagement, a written report setting forth in reasonable detail the Arbitrator’s calculation and determination of Fair Market Value of the Shares, which valuation and report shall be an amount no lower than the lowest proposed valuation and no higher than the highest proposed valuation and shall be final and binding upon the Company and the Investors.  The costs of the engagement of such Arbitrator shall be borne 50% by the Company and 50% by the Investors.

2.4           Notwithstanding anything to the contrary herein, in any determination of the Fair Market Value of the Shares: (a) no discount shall be made for reasons of illiquidity, lack of control or similar factors; and (b) no discount shall be applied or taken to reflect any actual or potential changes in the management of the Company and its Subsidiaries, or any impact on the Company or its Subsidiaries related thereto, that has occurred or may occur from and after the date of determination of Fair Market Value, or in connection with or related to any transaction occurring at the time of such determination.

2.5           Within 90 days after the determination of the Fair Market Value of the Shares, the Company shall purchase from the Investors, and the Investors shall sell to the Company, the Shares, at a mutually agreeable time and place (the “Put Closing”).  At the Put Closing (a) the Investors shall deliver to the Company the certificates representing the Shares or an affidavit of loss in a form reasonably satisfactory to the Company and (b) the Company shall pay to the Investors an amount equal to the Fair Market Value for the Shares by wire transfer of immediately available funds pursuant to written instructions provided by the Investors to the Company at least two business days prior to the Put Closing.

2.6           If the funds of the Company legally available for the redemption of the Shares in connection with any Put Closing are insufficient to redeem all of the Shares, then (a) those funds which are legally available therefor shall be used to redeem as many Shares as possible and allocated on a pro rata basis among the Investors, (b) until all of the Shares are redeemed, the Company shall not voluntarily redeem any other Equity Interests of the Company or voluntarily prepay any indebtedness for borrowed money of the Company or any of its Subsidiaries and (c) the Company shall promptly issue to each Investor a one-year subordinated promissory note on terms and conditions acceptable to the Requisite Investors and similar to those contained in the Notes (as defined in the Investment Agreement), in the principal amount equal to the Fair Market Value for any Shares that have not been redeemed, bearing interest at the rate of interest applicable to the Notes (regardless of whether such Notes remain outstanding), or the highest rate permitted by Applicable Law, whichever is lower, and the Company shall use 100% of its cash flow in excess of expenses in the ordinary course of business to make mandatory prepayments on a quarterly basis, to the extent doing so would not (i) cause a default under any material agreement to which the Company is a party, or (ii) result in a violation of Applicable Law.

2.7           At any time prior to the date that is 30 days following the date that the Fair Market Value of the Shares is finally determined in accordance with this Section 2, the Requisite Investors may rescind their exercise of the Put Right upon written notice to the Company.  Any such rescission shall not affect the right of the Requisite Investors to exercise the Put Right granted herein at any time thereafter prior to termination of this Section 2.  Notwithstanding any provision of this Agreement to the contrary, the fees and costs of any Arbitrator retained to determine Fair Market Value in connection with the exercise of the Put Right following any such rescission shall be borne by the Investors.

2.8           Termination.  The right of the Requisite Investors to issue a Put Notice shall terminate upon the earliest of (a) the date on which the Investors no longer own any Shares and (b) the tenth anniversary of the date of this Agreement.

3.           Registration Rights.

3.1           Demand Registrations.  With a view to making available to the Investors the benefits of Rule 144 of the Securities Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell Equity Interests of the Company to the public without registration or pursuant to a registration on Form S-3, until the first anniversary of the date of this Agreement, the Company shall: (a) make and keep public information available as required for Rule 144(c) under the Securities Act; (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company to be filed under the Securities Act and the Exchange Act; and (c) furnish to any Investor, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Investor may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.  Until the first anniversary of this Agreement, if the Company fails to remain in compliance with Rule 144(c) for a period of 30 days or more, the Requisite Investors shall have the right, at any time and from time to time thereafter, to request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or, if available, on Form S-3.  Each request for such registration shall specify the number of Registrable Securities requested to be registered and the minimum desired price per Share in such offering.  All registrations requested pursuant to this Section 3.1 are referred to herein as “Demand Registrations”.

(a)           Priority on Demand Registrations.  The Company will not include in any Demand Registration any Equity Interests which are not Registrable Securities without the prior written consent of the Requisite Investors.  If a Demand Registration is an underwritten offering arranged by the Investors and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included therein exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the Investors.

(b)           Selection of Underwriters.  The Requisite Investors shall select the investment bankers and managers to administer any Demand Registration.

(c)           Deferral of Registration.  Notwithstanding the foregoing, if the Company furnishes to the Requisite Investors a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Requisite Investors; provided, however, that the Company may not utilize the right set forth in this Section 3.1(c) more than once in any 12-month period.

3.2           Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration, a registration on Form S-8 or Form S-4 or any successor form, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to the Investors and, subject to Section 3.2(b), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the day on which the Company’s notice is delivered to the Investors.

(b)           Priority on Subsequent Registrations.  If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration only the amount of securities which the managing underwriters have advised can be sold, and will allocate such amount, first, the amount of securities the Company proposes to sell and second, pro rata among the Registrable Securities requested to be included in such registration and all other securities requested to be included in such registration.

(c)           Deferral of Registration.  Notwithstanding the foregoing, if the Company furnishes to the Requisite Investors a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Requisite Investors; provided, however, that the Company may not utilize the right set forth in this Section 3.2(c) more than once in any 12-month period.

3.3           Undertakings of the Company.  The Company agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form, a registration covering only an employee benefit plan (as defined in Rule 405 of the Securities Act) or a registration covering only securities proposed to be issued in exchange for securities or assets of another corporation), unless the underwriters managing the registered public offering otherwise agree.

3.4           Registration Procedures.  Whenever the Investors have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition therefor, and pursuant thereto, the Company will, as expeditiously as possible, do all of the following:

(a)           Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities within 90 days after any  written request for registration and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Requisite Investors copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel) and use its best efforts to avoid the issuance of (or if issued, obtain the withdrawal of) any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as soon as possible;

(b)           Amendments & Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof, which period shall not be less than six months;

(c)           Furnish Copies. Furnish to each Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement;

(d)           Blue Sky Compliance. Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           Notifications.  Notify each Investor at any time when a registration statement related thereto is effective under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, in light of the circumstances then existing, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)           Listing.  Cause all such Registrable Securities to be listed on a securities exchange or quoted on an automated inter-dealer quotation system on which similar Equity Interests issued by the Company are then listed;

(g)           Transfer Agent; Registrar.  Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           Underwriting Agreements, Etc.  In the event of an underwritten public offering, enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Requisite Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)           Supply Information.  Make available for inspection by any Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

(j)           Obtain Cold Comfort Letter.  Obtain a cold comfort letter from the Company’s independent public accountants in customary form, and covering such matters as are customarily given or covered by independent public accountants in an underwritten public offering of securities, addressed to the Investors.

3.5           Registration Expenses.  All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with the registration, filings or qualifications pursuant to Section 3.1 and Section 3.2 above, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Investors shall be borne by the Company.  Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the Investors.

3.6           Indemnification Provisions.

           (a)           Indemnity of Investors.  The Company agrees to indemnify, to the extent permitted by law, each Investor, its officers and directors and each Person who controls such Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any underwriter by such Investor expressly for use therein or by such Investor’s failure to deliver to the Company in writing the information and affidavits required by subsection (b) of this Section 3.6 after the Company has furnished such Investor with a sufficient number of copies of the registration statement or prospectus or any amendments or supplements thereto, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated thereunder in connection with any such registration statement.

(b)           Disclosure and Indemnification by Investors.  In connection with any registration statement in which an Investor is participating, each such Investor will furnish to the Company in writing such information and affidavits relating to disclosure concerning such Investor required to be included in the registration statement as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Investor; provided, however, that the obligation to indemnify will be several, not joint and several, among the Investors; and provided, further, however that the liability of each Investor will be in proportion to and limited to the net amount received by such Investor from the sale of Registrable Securities pursuant to such registration statement.

(c)           Notice and Defense.  Any person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in the reasonable opinion of such indemnified party's counsel a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to give timely notice will not relieve the receiving party of any obligation unless such delay unduly prejudices such party's ability to defend such claim.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           Continuing and Surviving Obligations; Right of Contribution.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party and will survive the transfer of securities after the completion of the offering.  The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

3.7.          Other Registration Provisions.  Notwithstanding the provisions of this Section 3, at any time the Company is caused to file, secure effectiveness of, or maintain the effectiveness of, a registration statement covering Registrable Securities, the following provisions shall apply:

(a)           The Company may: (i) reduce the number of Registrable Securities to be included in such registration statement to only such number of shares as may be permitted under Rule 415 or other applicable rules under the Securities Act; and (ii) delay the filing of such registration statement for up to an additional sixty (60) days (but not to be used more than once in any 12-month period without the written consent of the Investors) if the Company determines that such a delay is necessary either: (x) to obtain additional financial statements for inclusion in such registration statement as a result of an acquisition or probable acquisition of a “significant subsidiary” as such term is defined by the SEC in Regulation S-X; or (y) in order to complete or otherwise bring to fruition a material business combination or proposed material corporate transaction which in a pending status would render difficult the completion of a registration statement in accordance with applicable SEC regulations.

(b)           The Company’s obligation to register the Registrable Securities in Section 3 shall extend only to the inclusion of the Registrable Securities in an eligible registration statement filed under the Securities Act.  The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Registrable Securities or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Registrable Securities.

(c)           The Company’s obligations to register the Registrable Securities in Section 3 shall extend only to the inclusion of the Registrable Securities in a registration statement to the extent permissible under Rule 415 or other applicable rules under the Securities Act.

(d)           At any time when a registration statement effected pursuant to Section 3 is effective, upon written notice from the Company to the Investors that the Company has determined in good faith that the sale of the Registrable Securities pursuant to such registration statement would require disclosure of non-public material information, the Investors shall suspend sales of Registrable Securities pursuant to such registration statement until such time as the Company notifies them that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such registration statement may otherwise be resumed; provided, however, that any such suspension of sales shall not cover a period of more than 60 days within any twelve month period.

3.8           Termination of Piggyback Registration Rights.  The right of the Investors to request inclusion of Registrable Securities in any registration pursuant to Section 3.2 shall terminate upon the earlier to occur of (a) the date on which the Investors no longer own any Registrable Securities and (b) the tenth anniversary of the date of this Agreement.

4.           Financial Reports.

4.1           Delivery of Financial Reports.  During any period in which the Company is no longer subject to the reporting requirements under the Exchange Act, the Company agrees to furnish to the Investors the following:

(a)           within 90 days after the end of each fiscal year, the Consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows, showing the financial condition of the Company and its Subsidiaries, as of the close of such fiscal year and the results of its operations during such year, such Consolidated statements to be audited by an independent public accountant of recognized national or regional standing acceptable to the Investors, and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) that such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries on a Consolidated basis in accordance with GAAP; and

(b)           within 45 days after the end of each fiscal quarter of each fiscal year, the Consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows showing the financial condition of the Company and its Subsidiaries, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the preceding fiscal year, all in reasonable detail and all certified by its chief financial officer as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries on a Consolidated basis in accordance with GAAP (but without footnotes), subject to normal year-end audit adjustments, together with a quarterly management summary description of operations.

4.2           Termination.  The obligations of the Company under this Section 4 shall terminate as to each Investor on the date on which such Investor no longer owns any Equity Interests of the Company.

5.           Miscellaneous.

5.1           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties as contemplated herein.  The rights of an Investor under this Agreement may be assigned (but only with all related obligations) by an Investor to any transferee of the Shares; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee executes a Joinder Agreement in the form of Exhibit A attached hereto agreeing to be bound by and subject to the terms and conditions of this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2           Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements in addition to any other relief to which a party may be entitled.  Notwithstanding any provision to the contrary, the provisions of this Section 5.2 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby and thereby, or the invalidity or unenforceability of any term or provision of this Agreement.

5.3           Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN DELAWARE.

5.4           WAIVER OF JURY TRIAL.

(a)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.4.

(b)           IN THE EVENT THAT THE WAIVER OF JURY TRIAL SET FORTH ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER APPLICABLE LAW ITS RIGHT TO A TRIAL BY JURY, THE PARTIES HERETO HEREBY ELECT TO PROCEED AS FOLLOWS:

(i)           WITH THE EXCEPTION OF THE ITEMS SPECIFIED IN CLAUSE (b) BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM (EACH, A “CONTROVERSY”) BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE RESOLVED BY A REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638, ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”), OR THEIR SUCCESSOR SECTIONS, WHICH SHALL CONSTITUTE THE EXCLUSIVE REMEDY FOR THE RESOLUTION OF ANY CONTROVERSY, INCLUDING WHETHER THE CONTROVERSY IS SUBJECT TO THE REFERENCE PROCEEDING.  EXCEPT AS OTHERWISE PROVIDED ABOVE, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN ANY COURT IN WHICH VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”).

(ii)           THE MATTERS THAT SHALL NOT BE SUBJECT TO A REFERENCE ARE THE FOLLOWING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY; (B) EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) AND (B) OR TO SEEK OR OPPOSE FROM A COURT OF COMPETENT JURISDICTION ANY OF THE ITEMS DESCRIBED IN CLAUSES (C) AND (D).  THE EXERCISE OF, OR OPPOSITION TO, ANY OF THOSE ITEMS DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PURSUANT TO THIS AGREEMENT.

(iii)           THE REFEREE SHALL BE A RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES.  IF THE PARTIES DO NOT AGREE WITHIN 10 DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE).  A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(iv)           EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AT ANY HEARING CONDUCTED BEFORE THE REFEREE, AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH A REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COURT REPORTER.  SUBJECT TO THE REFEREE’S POWER TO AWARD COSTS TO THE PREVAILING PARTY, THE PARTIES WILL EQUALLY SHARE THE COST OF THE REFEREE AND THE COURT REPORTER AT TRIAL.

(v)           THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW.  THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING.  THE REFEREE SHALL ISSUE A DECISION IN THE FORM OF A REASONED STATEMENT AT THE CLOSE OF THE REFERENCE PROCEEDING WHICH DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE.  PURSUANT TO CCP SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE.  THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE.  THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.

5.5           Jurisdiction; Consent to Service of Process.

(a)           Each of the parties hereby irrevocably and unconditionally submits, for itself, its Subsidiaries and its property, to the nonexclusive jurisdiction of any court in the County of Los Angeles or Federal court of the United States of America sitting in the County of Los Angeles, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Shares, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of California or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.  Nothing in this Agreement shall affect any right that the Investors may otherwise have to bring any action or proceeding relating to this Agreement or the Shares against the Company, its Subsidiaries or their respective properties in the courts of any jurisdiction.

(b)           The Company hereby irrevocably and unconditionally waives on behalf of itself and its Subsidiaries, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit action or proceeding arising out of or relating to this Agreement or the Shares in any California state or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.9.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

5.6           Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and the obligations of the other parties hereto and to such other injunctive or other equitable relief as maybe granted by a court of competent jurisdiction.

5.7           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission, e-mail in pdf format or similar electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

5.8           Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.9           Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: if to the Company, 405 114th Avenue S.E., Bellevue, WA 98004, Attention: Chief Financial Officer (Facsimile No. (425) 462-0768); and if to any Investor, c/o Caltius Capital Management, LP, 11766 Wilshire Blvd., Suite 850 Los Angeles, CA 90025, Attention: Greg Howorth and Gavin Bates (Facsimile No. 310-996-9577).

5.10         Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any way, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

5.11         Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

5.12         Entire Agreement.  This Agreement constitutes the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.  Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto and the indemnified persons identified in Section 3, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13         Delays or Omissions.  No failure or delay of an Investor in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Investors hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Company or its Subsidiaries therefrom shall in any event be effective unless the same shall be permitted pursuant to this Section 5.13, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Company or its Subsidiaries in any case shall entitle the Company or its Subsidiaries to any other or further notice or demand in similar or other circumstances.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

{Signatures appear on the following page.}

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COMPANY:

RADIANT LOGISTICS, INC.

By:	/s/ Bohn H. Crain
Name:
Title:

INVESTORS:

CALTIUS PARTNERS IV, LP
By: CP IV, LP, its general partner

By:	/s/ Gregory J. Howorth
Name:
Title:

CALTIUS PARTNERS EXECUTIVE IV, LP
By: CP IV, LP, its general partner

By:	/s/ Gregory J. Howorth
Name:
Title:

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Investor Rights Agreement (the “Agreement”) dated as of December 1, 2011, by and among Radiant Logistics, Inc. (the “Company”) and the other parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term Investor (as defined in the Agreement).  The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No:_________________

[NAME OF UNDERSIGNED]